UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2011

ANSWERS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-32255	98-0202855
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

237 West 35th Street, Suite 1101 New York, NY (Address of principal executive offices)	10001 (Zip code)

Registrant’s telephone number, including area code: (646) 502-4777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 3, 2011, Answers Corporation (“Answers”) issued a press release announcing the execution of an Agreement and Plan of Merger by and among Answers, AFCV Holdings, LLC, a Delaware limited liability company (“AFCV”), and A-Team Acquisition Sub, Inc., an indirect wholly owned subsidiary of AFCV and a Delaware corporation. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference in its entirety.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description

99.1	Press Release issued by Answers Corporation, dated February 3, 2011

Additional Information and Where to Find It

Answers intends to file with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and a definitive proxy statement and other relevant materials in connection with the merger described in the press release referenced above. The definitive proxy statement will be sent or given to the stockholders of Answers. Before making any voting or investment decision with respect to the merger, stockholders are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the merger. The proxy statement and other relevant materials (when they become available), and any other documents filed by Answers with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or at Answers’ website at http://ir.answers.com/sec.cfm. In addition, stockholders may obtain free copies of the documents filed with the SEC by contacting The Blueshirt Group at (212) 551-1453.

Participants in the Solicitation

Answers and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Answers in connection with the merger. Information about the directors and executive officers of Answers is set forth in its proxy statement on Schedule 14A filed with the SEC on July 27, 2010 and Answers’ Annual Report on Form 10-K filed on March 8, 2010 and subsequent amendments. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger will be included in the proxy statement that Answers intends to file with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Answers Corporation

Date: February 3, 2011	By:	/s/ Caleb A. Chill
		Name:	Caleb A. Chill
		Title:	VP General Counsel & Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release issued by Answers Corporation, dated February 3, 2011